Script for Annual Meeting Slide Show

WAYNE SAVINGS BANCSHARES, INC.

Annual Meeting of Stockholders
July 28, 2011

E.	Business Overview – Wayne Savings Senior Management Team

CY

[SLIDE 9 “Business Overview”]

While the Inspector is tabulating the votes, I will turn the podium over to members of Senior Management to provide a brief discussion of Wayne Savings Bancshares, Inc.’s results for the fiscal year that ended March 31, 2011. At this time, I will ask Rod Steiger, CEO and President of Wayne Savings to begin the presentation.

ROD

 SLIDE 10“Mission & Vision”
To excel in customer service, operate profitably, and be community minded
To be the best Financial Institute possible

SLIDE 11 – Strategic Goal
Through all of these events, our Strategic Goal continues to be “To position Wayne Savings as the area’s premier community-minded bank.”  Focusing on profitable loan growth, risk management and shareholder value.

SLIDE 12 - …strong name brand
Strong name brand recognition – Wayne Savings,
Excellent reputation,
Strongly support safety and soundness standards,
Have local decision making, and
We pay personal attention to customers

SLIDE 13 – Stilwell
Recently acquired an additional 96,920 shares and went from 6.49% ownership to 9.70%. This is public information that all of our shareholders should be aware of.
Quote from SNL Financial article (June 2011): “Any bank that sticks to… its local community and really works at it hard does OK, or better.  The people who are doing it right focus on banking, and they make decisions irrespective, so to speak, of their own personal well-being.”
We live here, work hard, and agree with him.

SLIDE 14 – Marketing - Video link
Speaking of the community, I’d like to now present a short marketing video we did for a new interactive map sponsored by the Wooster Chamber of Commerce.
[Show Video]

It can be found by visiting our website, www.waynesavings.com, and eventually the City of Wooster website www.chambermap.com/wooster

SLIDE 15 – An eventful year
Phil Becker, retires – New CEO
New Director – Debra Marthey, Treasurer of the J.M. Smucker Company
- New Dodd Frank Reform Bill – Durbin Amendment, July 21st, 2000+ pages & 300 new regulations
- New Consumer Financial Protection Bureau (CFPB) and Financial Stability Oversight
Council (FSOC)
- New CFPB will have wide-sweeping authority/ what this means to us is more time and money to comply.

SLIDE 16 - …State-chartered
State Chartered Thrift – not commercial bank, but in many ways we act and look like one.
Office of Thrift Supervision (OTS) was replaced by the Federal Deposit Insurance Corporation (FDIC) and will regulate Wayne Savings Community Bank along with the Ohio Department of Financial Institutions (ODFI)

SLIDE 17 - …Federal Reserve Bank
Federal Reserve Bank (FRB) will now regulate Wayne Savings Bancshares, Inc. (WSBI), our holding company.
Formerly: OTS – ODFI – SEC
As of July 21st: FDIC – ODFI – FRB – CFPB –SEC

SLIDE 18 – pic CEO Concerns

SLIDE 19 – My Vision
My vision for Wayne Savings….
A place customers want to come
A place people want to work
A place investors want to invest
Corporate community citizen
Profitable
Independent
SLIDE 20 – pic grass/walkway
This is my job – I am the decision maker – deciding which direction to take in order to place good people in positions to do the day-to-day jobs and focus on the future.

SLIDE 21 – pic red rowing boat
We need to avoid this.

SLIDE 22 – pic rowing boat together
Encourage this – working together as a team

SLIDE 23 – pic basketball
It is important to know what we are and also important to know what we are not.  Know are role, what we are capable of.

SLIDE 24 – pic skunk/dog
But, we have to be patient
– time before economy turns around
 – soft loan demand
– watching and controlling expenses
– cut overhead when and where we can

SLIDE 25 – pic jumping
I am confident in our future – Thank You

SLIDE 26 – Lending
At this time I will turn the podium over to Joel Beckler, Senior Vice President, Senior Lender, to share insights regarding our lending activity.

JOEL

SLIDE 27 – Total Loans
This slide clearly shows the Total loans outstanding at the end of the fiscal year.  This includes all Residential, Consumer and Commercial loans.  The decrease in outstanding balances is due to the lack of qualified Commercial and Consumer loan demand.  We continue to pursue the strategy of carefully underwriting every loan to maintain asset quality and to properly price the loan based upon the risk.

SLIDE 28 – 1-4 Family Residential Loans
1-4 Family Residential Loans represent the largest sector within the loan portfolio.  This loan sector increased by over $3 million in fiscal 2011.  The increase was driven by low mortgage rates and the related refinancing wave.

SLIDE 29 – Non-Residential Real Estate Loans
Non-Residential Real Estate loans represent the second largest sector in the loan portfolio.  Included in this sector are Commercial Real Estate loans, non-owner occupied investment properties and land loans.  The decrease in outstanding balances is due to normal loan amortization and the lack of new demand.

SLIDE 30 – Non-Performing Assets
The economic environment continues to present challenges for some of our borrowers.  As the slide indicates, total non-performing and impaired assets have increased for the fiscal year ending March 31, 2011.

Let’s look at each category in more detail.

Total non-performing loans include: all mortgage loans, non-residential real estate loans, commercial business loans and consumer loans 90 days or more delinquent or on non-accrual status.  At year end, the bank had $5,157,000.00 of non-performing loans.  Of the total non-performing loans, $2,739,000.00 were 1-4 family residential mortgage loans.

Loans deemed impaired include all mortgage loans, commercial loans and consumer loans classified as substandard or classified as a troubled debt restructuring.  A troubled debt restructuring is a process where the bank modifies the terms of the loan to enable the borrower to continue with repayment.  The year end total of $5,827,000.00 includes $3,700,000.00 of loans that were successfully performing at year end.  The increase in the number of loans rated substandard is a direct result of the difficult economic environment faced by some of our borrowers.

Total real estate owned is comprised of real estate the bank has acquired through foreclosure or a deed in lieu.  At March 31, 2011, the total in this category was $2,214,000.00.  $1,623,300.00 of this amount is one commercial property - a retail center located in Wadsworth, Ohio.  The bank is actively pursuing negotiations with a potential buyer and has added one additional tenant.

A high priority for our lending and servicing staff continues to be our work with borrowers experiencing delinquency problems and the effective disposition of bank owned real estate with minimal loss.

SLIDE 31 – Non-Performing & Impaired…
A common measure of non-performing assets is the ratio of non-performing and impaired assets to total assets. Similar to the table reflecting the amount of such assets that I just presented, the percentage has increased. As indicated on the previous slide, 63% of the loans deemed impaired were successfully performing at year end.  In addition, the Bank is having success liquidating Bank Owned Real Estate and early stage delinquency continues to decrease.

Slide 32 – Allowance for Loan Losses…
In addition to capital, the allowance for loan losses is established to enable the bank to absorb losses on loans.  Similar to the preceding slides, where troubled assets have increased, management has increased the allowance based on a general analysis of the loan portfolio and specific analysis of troubled loans to ensure that adequate reserves are available to absorb probable losses.

SLIDE 33 – Commercial Lending Sector….
Loan concentration levels are another area we continue to monitor closely.  The top areas of concentration in our Commercial Loan portfolio are: Investment Rental Properties including 1-4 family and multi-family units, Manufacturing and Warehousing facilities, Commercial Office and Retail Property, and Automotive related Real Estate.

As the slide indicates, the Bank has a diversified loan portfolio with minimal loan concentration exposure in any one sector.

We believe that our credit underwriting standards, collection and recovery efforts, diversification of risk by loan sectors and the level of our allowance for loan losses will allow us to work through this difficult economic environment.

Thank you for your attention.

SLIDE 34 – Trust
At this time, allow me to introduce Wendy Blosser, Senior Vice President and Senior Trust Officer, who will update you on the progress of our Trust Department.

WENDY [TRUST]

Establishing Trust Services was a strategic goal that Wayne Savings accomplished 6 years ago. The department was created because:

SLIDE 35 – Trust Department
Trust services offer an excellent means of increasing a bank’s fee income.

SLIDE 36 – Financial Benefits
THE FINANCIAL BENEFITS TO THE BANK INCLUDE:

-A source of off-balance sheet income to boost profitability
-A revenue stream that is not affected by Net Interest Margin
-average account life = 20 years, but
-can continue for generations

SLIDE 37 – Non-Financial…
-TRUST SERVICES ALSO ALLOW US TO MEET THE NEEDS OF OUR CUSTOMERS IN THE AREAS OF:
-retirement and estate planning
-investment management
-trust services

-The Trust Department offers expanded customer relationships to loan and deposit customers
-It ensures customer retention
-by offering all the services from one provider
-It enables us to address competition from banks and other providers, and lastly,
-It creates a market perception – and reality – that we are a full service financial provider

SLIDE 38- Target Market
THE PRIMARY TARGET MARKET FOR TRUST SERVICES IS:

-Baby Boomers and their parents
-Elderly segment of population is rapidly expanding.
-As longevity increases, many people depend on fiduciaries to manage their wealth/pay bills, etc…

-Massive shift of wealth from one generation to the next as baby boomers inherit appreciated assets

SLIDE 39 – Year 6 Results
AFTER SIX YEARS IN OPERATION, WE HAVE:

82 Accounts
Aggregate Market Value of $41.5 million (increase of $10 million over last year.)

SLIDE 40 – Account Details
The 82 accounts are comprised of
41 Personal Trusts with a value of $18 million,
14 IMAs valued at $4 million,
15 Rollover IRAs at $3.5 million, and
12 Custody accounts valued just over $16 million.

SLIDE 41 – Annual Fees
The annual Trust fees generated for the Bank were:
-	$76, 100 in Fiscal Year 2006
-	$127,000 in Fiscal Year 2007
-	$187,500 in Fiscal Year 2008
-	$179,600 in Fiscal Year 2009
-	$197,800 in Fiscal Year 2010
-	$220,800 in Fiscal Year 2011, 11.5% increase over last year.

SLIDE 42 – Looking…
Looking ahead,
Local attorneys are continuing to recommend Wayne Savings to serve as Corporate Trustee for their clients due to our personal service, reasonable fees, prudent investment practices, and being the “local” provider.

We have many “unfunded accounts” that will generate fees in the future.  These are accounts where the customer has given us their trust documents for safekeeping, and asked us to stand by until their death or incapacity.

We also have many customers who are serving as their own trustee, but have asked us to become Successor Trustee when they can no longer handle their affairs.  So we have a nice pipeline of future business for the department totaling over $30 million.

Thank you for your attention.

SLIDE 43 – Retail Banking Operations
At this time I would like to introduce Steve Dimos, Executive Vice President, Retail Banking /Operations will speak briefly about several operational initiatives.

STEVE

SLIDE 44 – Branch Operations

In the Branch Operations area we recently purchased a 2 year subscription to Bank Intelligence Solutions to help evaluate our branch system.  This tool will allow us to look at our markets for current and future strategies that will help grow our presence in each community we serve.  The following three slides are examples of what information is available to us.

SLIDE 45– Age
 Slide 1 shows the age distribution within a 3 mile radius around each of our branches.  You can see that greater than 50% of the consumers are 44 years and younger.

SLIDE 46 – Household Income
Slide 2 shows Household Income surrounding 3 miles of each branch.  About 50% have household income less than $49,000.

SLIDE 47 – Market Share
Slide 3 shows our market share for each branch.  Also reflected is the market ranking in each market.

SLIDE 48 – Referral Programs
Referral Programs – we began a branch referral program in early 2011.  The program centers around making referrals to our departments in an effort to expand our services with our existing customers.  The first quarter campaign centered around Home Equity and Mortgage Loans.  The second campaign kicked off July centered around Investments and Brenda Greegor.

SLIDE 49 - Duck pic (Pause)

SLIDE 50 - Security
Our security department is installing a disaster call program to notify employees of any priority issues pertaining to bank or branch operations.  Employees will receive phone calls based on automated calling lists notifying them of delays from storms, snow, etc…

We are upgrading surveillance cameras in all of our branches to replace older black and white cameras with color.

SLIDE 51 - Remote Branch…
During the next few months we will be installing Remote Branch Capture whereby all checks received in the branches will be captured at the branch and sent electronically to be cleared.  This will eliminate end of day hold over work, missed deadlines due to bad weather and other delays.

SLIDE 52 - ATM…
Over the next 2 years we will be upgrading 9 of our ATM machines to prepare for the new ADA regulations and Diebold software changes.  We will upgrade 5 in 2011 and 4 in 2012.

Thank you for your attention.  That concludes the overview of Retail Banking & Operations.

SLIDE 53 - Financial Highlights

At this time, Myron Swartzentruber, Senior Vice President and Chief Financial Officer will speak briefly about the financial performance of Wayne Savings.

MYRON

You have already heard about our efforts to maintain and improve performance in a challenging economic environment.  We believe that we have performed well under difficult conditions.

SLIDE 54 – Annual Net Income
Fiscal 2011 net income was $2.2 million or $.75 per share, unchanged from fiscal 2010. While the overall result was positive, there were a number of significant factors working positively and negatively during the year.

SLIDE 55 – Net Interest Income
The primary source of our income is net interest income, which is the difference between interest earned on assets (i.e. loans, investments) and interest paid on liabilities, primarily deposits. Asset yields are determined mainly by the demand for new loans and the level of market interest rates.  Refinancing demand results in lower asset yields as borrowers convert higher yielding loans into lower yielding loans.  New loan demand primarily depends on overall economic conditions.  Low rates help new loan demand, but if economic conditions aren’t good, borrowers have a hard time justifying new loans.  Liability yields depend on depositor preferences for types of accounts and their view on the future direction of interest rates.  Our cost of funds has come down during the past year as depositors generally prefer more liquid savings and money market accounts coupled with checking accounts in anticipation of higher interest rates in the future.  Still, the decline in cost of funds was not enough to offset the reduction in Interest Income causing a reduction in net interest income.

As rates continue to stay at low levels, the cost of funds eventually cannot go lower, while asset yields, which were higher to start with, have further to come down.  Thus, it is reasonable to expect that net interest income will likely shrink if the current environment continues.

SLIDE 56 – Return on Equity
Our Return on Equity for fiscal 2011 of 5.8% is down when compared to fiscal 2010 of 6.2%.  As in recent years, one of our financial goals for fiscal 2011 was to achieve a return on equity above the median for publicly traded Ohio Thrift Institutions. I am pleased to report that we again achieved this goal.  Again, while we recognize the need to produce a better ROE for our shareholders, we take some comfort in being able to outperform in a difficult environment.

SLIDE 57 - Capital
Capital has always been the cushion that gives a bank the ability to absorb loan losses and to support its continuing operations.  As we discussed with you last year, capital has taken on increased importance given the uncertainty facing the banking industry and the resulting desire of our regulators for increased levels of capital.  To address these concerns, management and the board of directors continue to pursue a strategic goal to increase the bank’s capital.  As shown in this chart, capital has increased as planned.  Unfortunately, everything else being equal, increased levels of capital has the effect of reducing the return on equity as shown in the previous slide.

SLIDE 58- Dividend Payout
As you will recall from two years ago, your board of directors reduced the dividend to preserve capital during the economic downturn by increasing retained earnings.  Again, while many financial companies reduced their dividends to zero, your board only reduced the dividend by the amount required to balance the capital needs of the bank with the income needs of shareholders.  As promised at the time the dividend was reduced, based on the earnings of the company and the progress of the capital ratio, the board revisited the dividend rate and increased it by 20%, from $0.05 per share to $0.06 per share in March 2010.  The board will continue to adhere to this approach going forward to balance capital growth and dividends.  Keep in mind that in the long run, capital retained by the Company shows up in a higher book value per share and, hopefully, a higher stock price in a normally functioning market.  You are all certainly aware that the Company’s stock price has for some time traded below book value, as has much of the industry.  This discount reflects the market’s assessment of the uncertainty facing the banking industry as a whole and Wayne Savings in particular.

SLIDE 59 – Total Assets
Our total assets increased to $407.7 million at the end of fiscal 2011 compared to $406 million at the end of fiscal 2010. On the asset side of the balance sheet, the increase was mainly in cash and cash equivalents, as loan demand remains low and existing loans pay off and attractive investment alternatives remain scarce.  We are carefully managing the balance sheet to maintain required liquidity at an appropriate level to limit the loss of interest income associated with cash balances.

SLIDE 60 – Total Deposits
On the liability side of the balance sheet, the increase was mainly in deposits, but there was a noticeable shift in the composition of deposits, with CD balances decreasing offset with checking, savings and money market deposits increasing due to a shift in customer preferences noted earlier.  We continue to carefully monitor competitive conditions and the cost of funding alternatives and focus on the depth of our customer relationship when making exceptions to our pricing policy.

SLIDE 61 – Provisions for….
Credit risk continues to be a major concern for banks in general and for Wayne Savings in particular.  Our provision for loan losses continues to be higher than historical levels, as we continue to work to proactively address all identified weaknesses in our loan portfolio.  However, keep in mind that the environment is always changing, so we are constantly reevaluating our required provisions to keep pace with new information and circumstances.  Also keep in mind that the allowance represents our best estimate of losses.  We work diligently to minimize actual losses and to recover previously recognized losses. Finally, note that we have maintained profitability through the credit cycle so far, despite higher than normal loan loss provisions.

SLIDE 62 – Non-Interest Income
Non-interest income has been relatively stable over the past five years.  The most significant sources of growth in fiscal year 2011 were the recovery in Trust income as reported by Wendy. Deposit service charges are an important component of our non-interest income and are decreasing as customers better manage their accounts to avoid fees.  Fortunately, we are less dependent on fee income than many larger banks and are thus somewhat less exposed to regulatory reform proposals designed to limit the fee income that banks can collect from customers.  However, regulatory reform is likely to have some impact on us, although it is too soon to determine how much.

SLIDE 63 – Non-Interest Expense
Your board of directors and management team has been focused on the control of non-interest expense consistently for the past six years. The largest increase was Provision for Impairment on foreclosed assets held for sale, mainly due to continuing declining values of foreclosed assets for sale. Secondly, people costs, including salaries and benefits such as health insurance, are the single largest component of non-interest expense.  We have studied our branch transaction volume carefully and made reductions in staffing and branch hours to better match up with the times that customers chose to do their banking.  These increases were partially offset with reduced FDIC costs as there was no special assessment imposed on all insured institutions as in 2010.

Thank you for your attention.

SLIDE 64
At this time, I’d like to turn the program over to Stewart Fitz Gibbon, Executive Vice President, Chief Operating Officer and Chief Risk Officer to discuss Risk Management.

STEWART

SLIDE 65 – Risk Management
A major strategic initiative for the company this year is the development of an enterprise risk management program that pulls together all of the individual risk management activities into a consolidated framework.

SLIDE  66- Risk Framework - CAMELS
The CAMELS framework is used by our regulators to evaluate us and we believe that it is a good starting point for our ERM program.  You will note that most of these topics are also addressed in our 10-K annual report that you received for this meeting.  The goal is to boil a lot of detail down into some summary measures that the board of directors, management and shareholders can use to assess the risks that are being taken by the company in order to produce earnings.

SLIDE 67 – (C) Capital
Capital is the primary focus of our regulators, the FDIC and the State of Ohio, and dividends are restricted by regulation.  The board has established a policy that includes a 40-60% dividend payout range based on sustainable earnings and overall capital levels.  Keep in mind that the dividend payments and stock buyback programs of previous years significantly reduced the company’s capital levels.   The recent economic crisis and the need to work out troubled credits have resulted in a more modest dividend while the company rebuilds its capital to meet current regulatory expectations.

SLIDE 68 - (A)Asset Quality

Joel has already covered our asset quality measures in his presentation, so I’ll only add here that we are hopeful that our moderating delinquency levels at the start of the asset quality continuum will result in improvements in our measures in coming quarters as we continue to work out non-performing loans and dispose of our real estate owned portfolio.

SLIDE 69 – (M) Management
The management component of CAMELS is the catch-all for any topic not addressed in the other components.

SLIDE 70 – (E) Earnings
Myron already covered the financial highlights, and as noted above under capital, earnings are the primary source of capital and dividends, so there is heavy regulatory and obviously shareholder attention to the level and quality of earnings.  You know from following the media that legislative changes and competition are putting significant pressure on bank earnings, most notably through imposed caps on fee income from overdrafts and debit cards.

SLIDE 71 – (L) Liquidity
Liquidity is the ability of the bank to fund loan demand when it occurs and to fund deposit withdrawal demand when it occurs.  Since cash does not produce earnings, our principal source of on balance sheet liquidity is our securities portfolio, which also provides earnings.  The portfolio is structured to first provide regular monthly cashflows so that if we have loan demand, the loans can be funded.  If there is no loan demand, as is currently the case, the cashflows are recycled back into the portfolio.  Thus, during periods of low loan demand, the portfolio will grow, while during periods of high loan demand, the portfolio will shrink.

Our principal source of off balance sheet liquidity is our borrowing capacity from the Federal Home Loan Bank of Cincinnati and the Federal Reserve Bank of Cleveland.  The pledge of loans and securities is required to maintain this borrowing capacity.

SLIDE 72 – (S) Sensitivity
The company’s principal exposure to market risk is through changes in interest rates.  We run a model on a monthly basis to measure our exposure to changes in interest rates, which is the value of our balance sheet, and the effect on future earnings.   One of the principal tools that we use to manage interest rate risk is FHLB borrowings.  Generally, we are not able to originate long term retail deposits at a cost that compares favorably to the cost of borrowing from the FHLB.

SLIDE 73 – Enterprise Risk Management (ERM)
As noted at the start of my presentation, ERM is attempting to cover a lot of ground.  This slide show will be filed as an 8-K on the SEC website so that you can refer back to it.  I will be happy to answer questions following the meeting.

SLIDE 74 – Change of Fiscal Year
One last comment on an enterprise matter that was also filed as an 8-K on May 4, 2011, which is a change in the Company’s fiscal year from the current March 31 to December 31, starting with December 31, 2011.  This means that you will next see a 10-K from us for a 9 month period ending 12/31/11 and our annual meeting will move from July to April or May.  Our purpose in making this change is to have our financial information line up with the more typical calendar year for most banks.  This change will also facilitate our conversion to the bank call report next year, which requires calendar year reporting.

I will now turn the program back over to our Chairman of the Board, Mr. Morgan.